Exhibit 16.1

Federated Equity Income Fund, Inc.

(the “Fund” or the “Corporation”)

UNANIMOUS CONSENT OF DIRECTORS

The undersigned, being all of the Directors of the Fund, hereby consent, in accordance with Title 2-408, Subsection (c), Corporations and Associations, Annotated Code of Maryland, as amended, and the Bylaws of the Fund, to the adoption of the following resolution with the same effect as though it had been adopted at a meeting of the Directors of the Funds:

RESOLVED,	that the Board hereby authorizes the Secretary and Assistant Secretaries of the Corporation to sign in their place and stead, by power of attorney, the Registration Statement on Form N-14 relating to the proposed reorganization of Federated Capital Appreciation Fund, a portfolio of Federated Equity Fund, into Federated Equity Income Fund, Inc.

WITNESS the due execution hereof this 13th day of December, 2012.

/s/ John F. Donahue John F. Donahue	/s/ Peter E. Madden Peter E. Madden
/s/ Nicholas P. Constantakis Nicholas P. Constantakis	/s/ Charles F. Mansfield, Jr. Charles F. Mansfield, Jr.
/s/ John F. Cunningham John F. Cunningham	/s/ Thomas M. O’Neill Thomas M. O’Neill
/s/ J. Christopher Donahue J. Christopher Donahue	/s/ John S. Walsh John S. Walsh
/s/ Maureen Lally-Green Maureen Lally-Green